Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of Forms 3 and 4 that were furnished to Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”) for the most recent fiscal year, the Fund believes that the following Section 16(a) transactions were not reported on a timely basis for directors and officers of the Fund and certain persons affiliated with the Fund:

Name	Role	Late Filing

1. Martha Boero	Fund Treasurer	Form 3 (no holdings)

2. Dorothy S Gans 1994 Trust[1]	Fund Director	Form 3 and Form 4

3. Frederick Gans	Investment Adviser Director	Form 3 and Form 4

4. Shelby Gans	Investment Adviser Director	Form 3

5. Simon Hong	Investment Adviser Officer	Form 3 and Form 4

6. William Phillips	Investment Adviser Officer	Form 3 and Form 4

7. David Sung	Fund Director	Form 3 (no holdings)

8. Benjamin Zack	Investment Adviser Officer	Form 3 and Form 4

The Fund is not aware of any additional Section 16(a) transactions.

1 Beneficially owned by Jonathan Gans, a Fund Director